ATSG HOLDS ANNUAL SHAREHOLDERS' MEETING
WILMINGTON, OH, May 11, 2012 - Shareholders of Air Transport Services Group, Inc. (NASDAQ:ATSG) meeting here today re-elected two directors, ratified the appointment of the Company's outside auditors and approved a management proposal.
Directors re-elected to three-year terms on the Board were Jeffrey J. Vorholt, 59; and Joseph C. Hete, 57.
Deloitte LLP will continue to serve as the Company's independent registered public accounting firm for fiscal 2012.
Stockholders approved, on an advisory basis, the compensation of the Company's named executive officers for 2012.
A complete report on the results of the shareholders' votes will be filed later today, along with management's presentation about the Company's recent results and outlook, in a Form 8-K with the Securities and Exchange Commission.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

For more information, contact:
Joe Payne
Senior Vice President, Corporate General Counsel & Secretary
Air Transport Services Group, Inc.
(937) 382-5591